Exhibit 23.5


                             HAS AND ASSOCIATES, INC.
                          CONSENT OF FINANCIAL ADVISOR

      We hereby consent to the inclusion of the Opinion of HAS and Associates, Inc. as an Annex to the Proxy Statement-Prospectus filed as part of the Form S-4 Registration Statement of New England Community Bancorp, Inc. and to the references to our firm as Financial Advisor to Olde Port Bank & Trust in the text of said Proxy Statement-Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.


                                                       HAS AND ASSOCIATES, INC.


                                             By /s/Thomas F. Collins, III
                                                ------------------------------
                                                Thomas F. Collins, III


Date: April 13, 1998